UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:

June 16, 2021

Gaucho Group Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40075	52-2158952
State of	Commission	IRS Employer
Incorporation	File Number	Identification No.

1445 16th Street, Ste. 403

Miami Beach, FL 33139

Address of principal executive offices

212-739-7650

Telephone number, including

Area code

Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VINO	The Nasdaq Stock Market LLC

Item 1.01 Entry into a Material Definitive Agreement

On June 16, 2021, Gaucho Group Holdings, Inc. (the “Company”), through its wholly owned subsidiary Gaucho Ventures I – Las Vegas, LLC (“GVI”) entered into the Amended and Restated Limited Liability Company Agreement (the “LLC Agreement”) of LVH Holdings LLC (“LVH”). LVH was organized on May 24, 2021 pursuant to the Delaware Limited Liability Act (the “Delaware Act”) with a sole member of SLVH LLC, a Delaware limited liability company (“SLVH”).

William Allen, a director of the Company, is the managing member of SLVH and holds a 20% membership interest in SLVH. Pursuant to the Company’s Related Party Transactions Policy, adopted as amended on March 25, 2021 by the Board of Directors of the Company (the “Board”), Mr. Allen is considered a related party with respect to this transaction and provided notice of his interest to the Board. The disinterested members of the Board unanimously approved the transaction pursuant to such Related Party Transactions Policy and the Code of Business Conduct and Ethics and Whistleblower Policy, also adopted by the Board on March 25, 2021. In reviewing the transaction, the disinterested members of the Board considered all relevant facts and circumstances, including without limitation, whether the transaction was undertaken in the ordinary course of business of the Company, whether the transaction with SLVH is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party, the commercial reasonableness of the terms, the benefit and perceived benefit (or lack thereof) to the Company, opportunity costs of alternate transactions, the materiality and character of Mr. Allen’s direct or indirect interest, and Mr. Allen’s actual or apparent conflict of interest, the disinterested members of the Board determined that upon consideration of all relevant information, the proposed transaction was in the best interests of the Company and its stockholders.

Purpose

The principal purpose of LVH is to (a) acquire, develop, lease, manage, operate, finance, refinance, dispose of, and otherwise deal with a luxury lifestyle hotel, casino, entertainment and retail project to be located in Las Vegas, Nevada (the “Project”), and, subject to the provisions of the LLC Agreement, to engage in any related activities, and (b) to engage in other activities as GVI and SLVH (the “Unitholders”) may unanimously determine. The Company intends to own the Project through one or more subsidiaries, and all management of subsidiaries, and all actions taken or decisions made by any subsidiary, shall be within the power and authority of the Manager, subject to the rights of persons other than LVH as set forth in the organizational documents of the applicable subsidiary.

Manager

The sole manager of LVH is SLVH (the “Manager”). The Manager shall serve as the sole manager of LVH until such Manager resigns or is removed; provided however, that SLVH shall not be replaced or removed on or prior to the date that is ten (10) days after execution of the ground lease. After such time, Unitholders holding two-thirds of the outstanding Units may remove or replace the Manager or name a successor Manager or one or more additional Managers at any time.

The Manager has full and complete authority, power and discretion to manage and control the business, affairs and properties of LVH, to make all decisions regarding those matters, and to perform any and all other acts or activities customary or incident to the management of LVH’s business except that the approval of the Unitholders is required for: (a) a plan of merger or consolidation of LVH with or into one or more persons; (b) dissolution of LVH or other disposition of all or substantially all of the assets of the Company; or (c) any non-waivable provisions of the Delaware Act.

Fees

LVH shall pay to SLVH predevelopment fees from and after the date of the LLC Agreement through such time which is the earlier of (i) the date on which LVH or a subsidiary enters into a joint venture agreement with a third party capital source to provide equity capital or financing for or in connection with the vertical development or construction of the Project or (ii) the date of the commencement of construction of the Project (the “Vertical Commencement Date”). LVH shall also pay to GVI fees from and after the date of the LLC Agreement through the Vertical Commencement Date,; provided, however, that such payments to GVI shall terminate if GVI fails to make any of its required capital contributions.

Capital contributions

Concurrently with the execution and delivery of the LLC Agreement, GVI shall make an initial capital contribution to LVH, in cash, in the amount of exactly $1 million and receive 56.6 limited liability company interests (the “Units”) in LVH.

Additional required contributions by GVI are as follows:

●	On or before the date that is thirty (30) days after the date of the LLC Agreement, GVI shall make an additional capital contribution to LVH, in cash, in the amount of $2.5 million and receive an additional 141.4 Units;
●	Simultaneously with or after a subsequent capital contribution by SLVH and sixty (60) days after the date of the LLC Agreement (the “Second Outside Date”), GVI shall make an additional capital contribution of $6 million and shall receive an additional 339.4 Units;
●	On or before thirty (30) days after the Second Outside Date (the “Third Outside Date”), GVI shall make an additional capital contribution to LVH, in cash, in the amount of $5.5 million and shall receive an additional 311.2 Units;
●	On or before the date that is ninety (90) days after the Third Outside Date (the “Fourth Outside Date”), GVI shall make an additional capital contribution to LVH, in cash, in the amount of $10 million and shall receive an additional 565.7 Units; and
●	On or before the date that is ninety (90) days after the Fourth Outside Date (the “Fifth Outside Date”), GVI shall make an additional capital contribution to the Company, in cash, in the amount of $10 million and shall receive an additional 565.7 Units.

Special provisions

If and only if GVI timely makes each of the contributions outlined above in their entirety on or prior to the applicable dates, then:

●	LVH will include within the Project a boutique hotel (the “Gaucho Hotel”) with 30 to 50 keys using the Gaucho trademark (the “Gaucho Mark”) and GVI or its affiliate shall receive a licensing fee from LVH or the applicable subsidiary equal to one percent (1%) of the Gaucho Hotel revenues;
●	LVH will include within the Project a food and beverage outlet (the “Gaucho F&B Outlet”) using the Gaucho Mark and GVI or its affiliate shall receive a licensing fee from LVH or its subsidiary equal to one percent (1%) of Gaucho F&B Outlet revenues;
●	LVH will include within the Project a retail space for Argentine wine, leather goods and other Gaucho Mark products of up to 2,000 square feet to be leased (the “Gaucho Retail Lease”) from LVH or its subsidiary to the GVI or its affiliate and the terms of the Gaucho Retail Lease, including rent, term, tenant improvement allowances shall be consistent with market terms being paid by third party retail tenants within the Project; and
●	LVH will cause the Project to feature the Gaucho Mark family of wines in areas throughout the Project to be determined by the Hotel Manager and Manager.

Failure to make timely capital contributions

If GVI does not timely make any of the required contributions on or prior to the applicable dates, then GVI will be a passive investor in the Company with no rights except as expressly required by applicable law.

Restrictions on transfer

Unitholders generally may not transfer, sell, assign, pledge, hypothecate, give, grant or create a security interest in or lien on, place in trust (voting or otherwise), assign an interest in or in any other way encumber or dispose of, directly or indirectly and whether or not by operation of law or for value, any Units without the prior written consent of the Manager and Unitholders holding a majority of the issued and outstanding Units or in certain limited circumstances pursuant to the LLC Agreement.

The foregoing description of the LLC Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the LLC Agreement.

Item 8.01 Other Events.

On June 14, 2021, the Company organized GVI as a wholly owned subsidiary, pursuant to the Delaware Act, for the purpose of entering into the transaction described herein.

On June 17, 2021, the Company issued a press release announcing the execution of the LLC Agreement.

The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release, dated June 17, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 17th day of June 2021.

Gaucho Group Holdings, Inc.

By:	/s/ Scott L. Mathis
Scott L. Mathis, President & CEO